Exhibit 10.1

Grant No.:____

CUBESMART
2007 EQUITY INCENTIVE PLAN
(As Amended and Restated, Effective June 2, 2010)

PERFORMANCE-VESTED RESTRICTED SHARE UNIT AWARD AND AGREEMENT

This is a Performance-Vested Restricted Share Unit Award (this “Award”) from CubeSmart, a Maryland real estate investment trust (the “Company”), to the Grantee named below (the “Grantee”), subject to the vesting performance and conditions set forth in the attachments.  Upon and subject to the vesting of the Performance-Based Restricted Share Units (the “RSUs”) under this Award, the Company will deliver one common share of beneficial interest, $.01 par value (a “Share”), of the Company to the Grantee for each vested RSU.  Additional terms and conditions applicable to this Award are set forth in this cover sheet, in the attached Agreement and in the Company’s Amended and Restated 2007 Equity Incentive Plan (the “Plan”).

Award Date:
Name of Grantee:
Number of RSUs Covered by this Award, subject to satisfaction of the applicable performance and vesting conditions:

Maximum:	(2x Target)
Target:
Threshold:	(1/2x Target)

Performance Period:  January 1, 2012– December 31, 2014

By signing this cover sheet, the Grantee agrees to all of the terms and conditions described in the attached Agreement and in the Plan, a copy of which has been provided to the Grantee.  The Grantee acknowledges that he or she has carefully reviewed the Plan and agrees that in the event any provision of this Award or the attached Agreement is inconsistent with the terms of the Plan, the terms of the Plan shall control.

Grantee:
Name:

Company:
Name:
Title:

1

CUBESMART
AMENDED AND RESTATED 2007 EQUITY INCENTIVE PLAN
PERFORMANCE-VESTED RESTRICTED SHARE UNIT AGREEMENT

RSUs/Non-transferability

This Award is a Performance Award for up to the maximum number of RSUs set forth on the cover sheet and is subject to the performance and vesting conditions described below.  Each RSU represents the right to delivery of one Share (subject to adjustment as provided below under “Adjustments”) upon satisfaction of the vesting conditions.  The RSUs are restricted and may not be transferred, assigned, pledged or hypothecated, whether by operation of law or otherwise, nor may the Shares potentially subject to delivery upon vesting of RSUs be made subject to execution, attachment or similar process.

Vesting of RSUs and Issuance of Shares

The Company will issue one Share (subject to adjustment as provided below under “Adjustments”) in your name with respect to each RSU that vests pursuant to the terms of this Agreement, whether at the expiration of the Performance Period or at such earlier time as RSUs may vest under this Agreement.

Your right to the Shares under this Agreement vests up to the maximum number of Shares covered by the Award, as shown on the cover sheet, on the last day of the Performance Period, provided that you continue in service through the last day of the Performance Period.  The number of RSUs that vest, if any, and the number of Shares deliverable following vesting shall be based on the Company’s total shareholder return (appreciation in Share price plus dividends per Share paid during the Performance Period) (“TSR”), as measured by the average closing Share price during the thirty (30) trading days immediately preceding the first day of the Performance Period and the average closing Share price during the last thirty (30) trading days of the Performance Period, plus aggregate amount of dividends paid per Share during the Performance Period, compared to the TSR of the peer group (consisting of the companies listed on Schedule I hereto, subject to adjustment thereto by the Committee (as defined below) should any of the companies cease to be publicly-traded or be merged into another company) as set forth below:

	If the Company’s TSR for the Performance Period falls in the:	The number of RSUs that vest shall be:

	Upper Quartile (75 percentile and above)	200% of Target

	Third Quartile (50th to 74th percentile)	Target

	Second Quartile (25th to 49th percentile)	50% of Target

	Lower Quartile (below 25th percentile)	0%

The number of shares that vest for results (i) above the 25th percentile but less than the 50th percentile and (ii) above the 50th percentile but less than the 75th percentile, will be interpolated.

Dividends

On each of the Company’s dividend payment dates during the Performance Period, the Company shall credit to a book-keeping account, solely for the purposes of recordkeeping, a number of RSUs equal to the quotient of (x) divided by (y) (rounded to the nearest whole unit) where (x) is an amount equal to the dividends payable with respect to the maximum number of Shares listed on the cover sheet and (y) is the closing price of the Shares on such dividend payment date.  As of the last day of the Performance Period (or any earlier vesting date as may be provided for under this Award), RSUs credited to the bookkeeping account (“Dividend RSUs”) shall vest, if at all, to the extent of the product of (a) times (b) where (a) is the total number of Dividend RSUs and (b) is a fraction, the numerator of which is the number of other RSUs that vest under this Award and the denominator of which is the maximum number of Shares listed on the cover sheet.

Termination of Service Due to Death, Disability, or Company-Initiated Termination of Service Without Cause

If your service with the Company terminates due to death, disability or Company-initiated termination without Cause or (if you have an Employment Agreement with the Company that provides for severance benefits upon your resignation for Good Reason) you terminate service due to your resignation for Good Reason, then a pro-rated share of your RSUs will vest on the last day of the Performance Period, equal to the product of (x) times (y) (rounded to the nearest whole unit) where (x) is the number of RSUs that would have vested on the last day of the Performance Period as determined on the same basis as if you had continued in active service through the last day of the Performance Period, and (y) is a fraction, the numerator of which is the number of days that elapse from January 1, 2012 to the date on which you terminate service, and the denominator of which is 1,096, provided further that if you terminate service because of a Company-initiated termination of service without Cause, vesting of your RSUs is also conditioned on your continued adherence to all restrictive covenants and confidentiality obligations you have to the Company or any of its Subsidiaries or Affiliates from the date on which your service terminates through the last day of the Performance Period.  As used in this Agreement, (i) the term “Cause” has the meaning given to it in the Plan or (if you have an Employment Agreement with the Company) the Employment Agreement between you and the Company, and (ii) the term “Good Reason” has the meaning given to it in the Employment Agreement (if any) between you and the Company.

Change In Control

In the event of a Change in Control before the last day of the Performance Period, the number of RSUs subject to this Award shall be fixed at the Target number of RSUs listed on the cover sheet.  The Target number of RSUs shall vest if you continue in service through the last day of the Performance Period, provided that the Target number of RSUs shall vest on the date your service terminates if your service terminates because of a Company-initiated termination of service without Cause, or (if you have an Employment Agreement with the Company that provides for severance benefits upon a resignation for Good Reason) you terminate service due to your resignation with Good Reason.  If your service terminates because of your death or disability after a Change in Control and before the last day of the Performance Period, a pro-rated share of your RSUs will vest on the last day of the Performance Period, equal to the product of (x) times (y) (rounded to the nearest whole unit) where (x) is the Target number of RSUs, and (y) is a fraction, the numerator of which is the number of days that elapse from January 1, 2012 to the date on which you terminate service, and the denominator of which is 1,096.

Forfeiture of Unvested Shares

Except as provided pursuant to the terms of any Employment Agreement between you and the Company or in the provisions of this Award relating to Change in Control, in the event that your service terminates for any reason other than death, disability, or Company-initiated termination of service without Cause before the last day of the Performance Period, you will forfeit to the Company all of the Shares subject to this Award that have not yet vested.

Repayment

If it is determined by the Board of Trustees (the “Board”) of the Company or Compensation Committee of the Board (the “Committee”) that your gross negligence, intentional misconduct or fraud caused or partially caused the Company to have to restate all or a portion of its financial statements, the Board or Committee, in its sole discretion, may, to the extent permitted by law and to the extent it determines in its sole judgment that it is in the best interests of the Company to do so, require repayment of Shares delivered pursuant to vested RSUs or effect the cancellation of unvested RSUs if (i) the vesting of RSUs was calculated based upon, or contingent on, the achievement of financial or operating results that were the subject of or affected by the restatement, and (ii) the extent of vesting of RSUs would have been less had the financial statements been correct.  You also agree that each of the Board and Committee has the authority to amend this provision relating to cancellation or repayment to the extent it reasonably determines that such an amendment is required to comply with the Dodd–Frank Wall Street Reform and Consumer Protection Act, or any other applicable law relating to cancellation or repayment of compensation following the restatement of financial statements by a public company.

Withholding Taxes

You agree, as a condition of this Award, that you will make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the vesting of Shares acquired under this Award. In the event that the Company determines that any federal, state, local or foreign tax or withholding payment is required relating to the vesting of Shares arising from this Award, the Company shall have the right to: (i) require such payments from you, (ii) withhold such amounts from other payments due to you from the Company or any Affiliate or (iii) cause an immediate forfeiture of Shares subject to vesting pursuant to this Agreement in an amount sufficient to satisfy the withholding or other taxes due.

Retention Rights	This Agreement does not give you the right to be retained by the Company (or any parent, Subsidiaries or Affiliates) in any capacity.

Shareholder Rights

You do not have any of the rights of a shareholder by virtue of or with respect to the RSUs unless and until the Shares relating to the RSUs vest.  You do not have the right to make an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended.

Adjustments

In the event of a split, a dividend or a similar change in the Shares, the number of Shares covered by this Award may be adjusted (and rounded down to the nearest whole number) pursuant to the Plan.  Shares subject to delivery under RSUs shall be subject to the terms of any agreement of merger, liquidation or reorganization which become applicable to the Company.

Legends

Any certificates representing Shares issued in connection with this Award shall, where applicable, have endorsed thereon the following legends:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR HIS OR HER PREDECESSOR IN INTEREST. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY BY THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE.”

Applicable Law

This Agreement will be interpreted and enforced under the laws of the State of Maryland, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

Data Privacy	In order to administer the Plan, the Company may process personal data about you. Such data includes, but is not limited to, the information provided in this Agreement and any changes thereto, other appropriate personal and financial data about you such as home address and business addresses and other contact information, payroll information and any other information that might be deemed appropriate by the Company to facilitate the administration of the Plan.

By accepting this Award, you give explicit consent to the Company to process any such personal data. You also give explicit consent to the Company to transfer any such personal data outside the country in which you work or are employed, including, with respect to non-U.S. resident Grantees, to the United States, to transferees who shall include the Company and other persons who are designated by the Company to administer the Plan.

Consent to Electronic Delivery

The Company may choose to deliver certain statutory materials relating to the Plan in electronic form. By accepting this Award, you agree that the Company may deliver the Plan prospectus and the Company’s annual report to you in an electronic format. If at any time you would prefer to receive paper copies of these documents, as you are entitled to, the Company would be pleased to provide copies. Please contact the Secretary of the Company to request paper copies of these documents.

By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above and in the Plan.

SCHEDULE I

Acadia Realty Trust

Agree Realty Corporation

Alexander’s, Inc.

Alexandria Real Estate Equities, Inc.

AMB Property Corporation

American Assets Trust, Inc.

American Campus Communities, Inc.

Apartment Investment and Management Company

Ashford Hospitality Trust, Inc.

Associated Estates Realty Corporation

AvalonBay Communities, Inc.

BioMed Realty Trust, Inc.

Boston Properties, Inc.

Brandywine Realty Trust

BRE Properties, Inc.

Brookfield Office Properties

Camden Property Trust

Campus Crest Communities, Inc.

CBL & Associates Properties, Inc.

Cedar Shopping Centers, Inc.

Chatham Lodging Trust

Chesapeake Lodging Trust

Cogdell Spencer Inc.

Colonial Properties Trust

CommonWealth REIT

CoreSite Realty Corporation

Corporate Office Properties Trust

Cousins Properties Incorporated

DCT Industrial Trust Inc.

Developers Diversified Realty Corporation

DiamondRock Hospitality Company

Digital Realty Trust, Inc.

Douglas Emmett, Inc.

Duke Realty Corporation

DuPont Fabros Technology, Inc.

EastGroup Properties, Inc.

S-1

Education Realty Trust, Inc.

Entertainment Properties Trust

Equity LifeStyle Properties, Inc.

Equity One, Inc.

Equity Residential

Essex Property Trust, Inc.

Excel Trust, Inc.

Extra Space Storage Inc.

Federal Realty Investment Trust

FelCor Lodging Trust Incorporated

First Industrial Realty Trust, Inc.

First Potomac Realty Trust

General Growth Properties, Inc.

Getty Realty Corp.

Gladstone Commercial Corporation

Glimcher Realty Trust

Government Properties Income Trust

Gyrodyne Company of America, Inc.

HCP, Inc.

Health Care REIT, Inc.

Healthcare Realty Trust Incorporated

Hersha Hospitality Trust

Highwoods Properties, Inc.

Home Properties, Inc.

Hospitality Properties Trust

Host Hotels & Resorts, Inc.

Hudson Pacific Properties, Inc.

Inland Real Estate Corporation

Investors Real Estate Trust

Kilroy Realty Corporation

Kimco Realty Corporation

Kite Realty Group Trust

LaSalle Hotel Properties

Lexington Realty Trust

Liberty Property Trust

LTC Properties, Inc.

Macerich Company

Mack-Cali Realty Corporation

Medical Properties Trust, Inc.

MHI Hospitality Corporation

Mid-America Apartment Communities, Inc.

Mission West Properties, Inc.

Monmouth Real Estate Investment Corporation

MPG Office Trust, Inc.

National Retail Properties, Inc.

Nationwide Health Properties, Inc.

One Liberty Properties, Inc.

Parkway Properties, Inc.

Pebblebrook Hotel Trust

Pennsylvania Real Estate Investment Trust

Piedmont Office Realty Trust, Inc.

Plum Creek Timber Company, Inc.

Post Properties, Inc.

Potlatch Corporation

ProLogis

PS Business Parks, Inc.

Public Storage

Ramco-Gershenson Properties Trust

Rayonier Inc.

Realty Income Corporation

Regency Centers Corporation

Retail Opportunity Investments Corp.

Sabra Health Care REIT, Inc.

Saul Centers, Inc.

Senior Housing Properties Trust

Simon Property Group, Inc.

SL Green Realty Corp.

Sovran Self Storage, Inc.

Strategic Hotels & Resorts, Inc.

Summit Hotel Properties, Inc.

Sun Communities, Inc.

Sunstone Hotel Investors, Inc.

Supertel Hospitality, Inc.

Tanger Factory Outlet Centers, Inc.

Taubman Centers, Inc.

Terreno Realty Corporation

UDR, Inc.

Universal Health Realty Income Trust

Urstadt Biddle Properties Inc.

Ventas, Inc.

Vornado Realty Trust

Washington Real Estate Investment Trust

Weingarten Realty Investors

Weyerhaeuser Company

Winthrop Realty Trust